EXHIBIT 10.03

Wakabayashi Fund LLC.

This Agreement made this February 28, 2009May 12, 2009, by and between Wakabayashi Fund, LLC., a Japanese Limited Liability Company, whose address is 4-13-20 Mita, Minato-Ku, Tokyo Japan 108-0073, hereinafter referred to as “WAKABAYASHI FUND” or “Consultant” and  INVO BIOSCIENCE , a Nevada corporation, its agents, successors or assigns, hereinafter referred to as “INVO BIOSCIENCE ” OR “Client”, whose address is 100 Cummings Center, Suite 421E Beverly, MA 01915 USA Telephone No 978.878.9505; Fax No --- Symbol: IVOB.OB

Whereas Consultant is in the business of providing Institutional Investor relations Services and whereas INVO BIOSCIENCE desires to retain Consultant for the following purposes:  For and in consideration of mutual benefits, detriments, promises, and the cross consideration hereinafter set forth,  the parties hereto, WAKABAYASHI FUND and INVO BIOSCIENCE, collectively “THE PARTIES”, hereby covenant and agree as follows:

1.	Services

WAKABAYASHI FUND is hereby engaged to provide Public Relations services (non-exclusive) including serving as an investment banking liaison, obtaining write ups about the company and acting as an institutional public relations consultant for a six month period from the date hereof (the “term”).

2.	Compensation

INVO BIOSCIENCE hereby agrees to pay WAKABAYASHI FUND for the services set forth in Paragraph 1, the following non-refundable retainer items:

a. The issuance of 83,333 shares of common stock upfront. The said shares shall be issued within five days after the date hereof.  Such stock cannot be issued pursuant to an S-8 Registration    statement.  The shares are not in contravention of Section 5 of the Securities Act of 1933 and specifically with sections 5a and 5c there under.

b. WAKABAYASHI FUND will also incorporate a free look clause whereby INVO BIOSCIENCE may request to verify our long position in INVO BIOSCIENCE's stock as well as incorporate a proprietary restrictive clause which precludes any liquidation of our vested stock until the termination of our contract.

c. INVO BIOSCIENCE shall pay consultant out-of-pocket expenses related to the services set forth in Paragraph 1 above, subject to prior written budget approval by INVO BIOSCIENCE

3.	Termination of Agreement

This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided herein above, except as follows:

a. Both parties, INVO BIOSCIENCE and WAKABAYASHI FUND, LLC. have the implicit right to cancel with 30 day written notice
b. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
c. Upon the other party taking the benefit of any insolvency law;
d. Upon the other party having or applying for a receiver appointed for either party; and/or
e. Mutual consent of the parties.

4.	Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.  Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

5.	Attorney Fees

In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

6.	Time is of the Essence

Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7.	Inurement

This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and consultant shall not assign this agreement.

8.	Entire Agreement

This Consulting Agreement contains the entire agreement of THE PARTIES.  It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement.  This Agreement supersedes all previous agreements.

9.	Amendments

This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10.	Waivers

No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver.  No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11.	Non-Waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party’s right to require such performance and shall in no way affect such party’s right subsequently to require a full performance hereunder.

12.	Construction of Agreement

Each party has participated fully in the review and revision of this Agreement.  Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13.	Non-Circumvention Agreement

INVO BIOSCIENCE  agrees, represents and warrants hereby that it shall not circumvent WAKABAYASHI FUND with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor specifically introduced by WAKABAYASHI FUND to INVO BIOSCIENCE  nor with respect to any transaction or other business opportunity proposed by, assisted with or otherwise promoted by WAKABAYASHI FUND for the benefit of INVO BIOSCIENCE  pursuant to the terms with WAKABAYASHI FUND for the purpose of, without limitation, this Agreement and for a period of twelve (12) months from the date of execution by THE PARTIES of this Agreement or the introduction to a specific financing source.

14.	Applicable Law

THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEW YORK FOR WHICH THE COURTS IN NEW YORK CITY, NEW YORK SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE.  The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise

15.	Counterparts

This Agreement may be executed in a number of identical counterparts.  Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

16.	Facsimile

A facsimile copy of this Agreement is acceptable.

17.	Acceptance of Agreement

Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 12 May 2009, by and between:

INVO BIOSCIENCE
A Nevada Corporation
Date: February 28, 2009	By:	/s/ Kathleen Karloff
Kathleen Karloff
CEO

WAKABAYASHI FUND, LLC.
A Japanese Limited Liability Company
Date: February 28, 2009	By:	/s/ Tadaharu Wakabayashi
Tadaharu Wakabayashi
Tadaharu Wakabayashi Fund, Director

4-13-20 Mita, Minato-ku   Tokyo, Japan 108-0073
(JP)   T:  81.03.6657.8339       F: 81.03.6657 8340    (US) T: 01.914.613.3002     F: 01.646.514.1601